Exhibit 99.1
October 2, 2009
SPSS INC.
Fundamental Change Company Notice
and
Offer to Repurchase
To the Holders of
2.50% Convertible Subordinated Notes due 2012
CUSIP No. 78462KAA0
CUSIP No. 78462KAB8
     Reference is made to the Indenture, dated March 19, 2007, by and between SPSS Inc. (the “Company”) and Wilmington Trust FSB (as successor to Bank of America, N.A., as successor to LaSalle Bank National Association), as trustee (the “Trustee”), relating to the Company’s 2.50% Convertible Subordinated Notes due 2012 (the “Notes”). Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Indenture.
     Pursuant to Section 3.01(b) of the Indenture, notice is hereby given by the Company that, in connection with the Agreement and Plan of Merger, dated July 27, 2009, by and among the Company, International Business Machines Corporation (“IBM”) and Pipestone Acquisition Corp. (“Merger Sub”), pursuant to which on October 2, 2009, Merger Sub merged with and into the Company with the Company as the surviving corporation and a wholly owned subsidiary of IBM (the “Merger”), a Fundamental Change has occurred.
     Offer to Repurchase
     The Company is hereby making an offer to repurchase the Notes (the “Offer to Repurchase”) at a price equal to 100% of the principal amount of the Notes, plus all accrued and unpaid interest to, but not including, November 3, 2009 (the “Fundamental Change Purchase Date”).
     The accrued and unpaid interest to, but not including, November 3, 2009 will be $3.33 for each $1,000 principal amount of the Notes resulting in a total Fundamental Change Purchase Price of $1,003.33 for each $1,000 principal amount of the Notes. The Fundamental Change Purchase Price is substantially less than the $1,214.22 that Holders are entitled to receive upon conversion for each $1,000 principal amount of Notes surrendered for conversion. The right of Holders to convert their Notes as a result of the Fundamental Change, and the determination of the amount to which they would be entitled to receive upon conversion, is discussed below under “Conversion Rights”. Holders who elect to accept the Offer to Repurchase will not be able to exercise their conversion rights with respect to the Notes unless they validly withdraw their election.
     Holders who wish to accept the Offer to Repurchase must fill out the Fundamental Change Purchase Notice, which is attached hereto as Exhibit A. Such Fundamental Change

Purchase Notice shall state (i) the portion of the principal amount of Notes (which must be a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof) that the Holder will deliver to be purchased, (ii) that, pursuant to the terms and conditions specified in the Notes and in the Indenture, such Notes shall be purchased as of Fundamental Change Purchase Date and (iii) if the Notes are held in global form, any other items required to comply with the applicable procedures of the Depository Trust Company (“DTC”).
     A Holder may exercise its rights to receive the Fundamental Change Purchase Price by delivering the Fundamental Change Purchase Notice to the Trustee (which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the applicable procedures of DTC) by 5:00 p.m., Eastern Time, on November 2, 2009.
     All notices delivered to the Trustee (which is also acting as Paying Agent and Conversion Agent) shall be directed to the following address:
Wilmington Trust FSB
Corporate Capital Markets
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402
Attention: Jane Schweiger
Facsimile: (612) 217-5651
Telephone: (612) 217-5632
     To validly withdraw a Fundamental Change Purchase Notice, you must deliver to the Trustee a written notice (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the applicable procedures of DTC) of withdrawal, specifying (i) the principal amount of the Notes (which must be a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted and (ii) the portion of the principal amount of Notes that will remain subject to the Fundamental Change Purchase Notice (which must be a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof).
     You may change your mind as many times as you wish, but you will be bound by the last properly submitted Fundamental Change Purchase Notice or withdrawal form the Trustee receives before 5:00 p.m., Eastern Time, on November 2, 2009.
     Neither we nor any other person is obligated to give you notice of any defects or irregularities in any Fundamental Change Purchase Notice or any notice of withdrawal, nor will anyone incur any liability for failure to give any notice. We will determine, in our sole discretion, all questions as to the form and validity, including time of receipt, of any Fundamental Change Purchase Notice or notice of withdrawal. Our determination of these matters will be final and binding.
     Unless the Company fails to pay the Fundamental Change Purchase Price, the Notes covered by any Fundamental Change Purchase Notice that is properly given and not validly withdrawn will cease to be outstanding and interest will cease to accrue on and after the Fundamental Change Purchase Date.
     Conversion Rights
     On September 16, 2009, the Company issued a notice that the Notes would become convertible upon the consummation of the Merger. Holders who surrender their Notes for conversion prior to 5:00 p.m., Eastern Time, on November 2, 2009, will be entitled to receive, for each $1,000 principal amount of Notes surrendered for conversion, an amount of cash equal to $1,214.22.
     The amount to which Holders are entitled to receive upon surrendering their Notes for conversion in connection with the Merger is determined by multiplying $50.00 by 24.2843 (the applicable Conversion Rate of 21.3105 in effect immediately prior to the merger increased by a “make-whole premium” of 2.9738 as provided by Section 4.01(j) of the Indenture).
     The right to surrender Notes for conversion as a result of and in connection with the merger will expire at 5:00 p.m., Eastern Time, on November 2, 2009.
     Holders who wish to convert their Notes must satisfy the requirements of Article 4 of the Indenture, including (i) surrendering the Notes for conversion to the Trustee, (ii) completing, manually signing and delivering to the Trustee the conversion notice on the back of the Notes, (iii) furnishing the appropriate endorsements and transfer documents if required by the Trustee and (iv) paying all transfer or similar taxes, if required. Payment will be made to such Holders promptly following the date such requirements are satisfied.
     The Company and the Trustee shall be entitled to deduct and withhold from the conversion consideration otherwise payable to any holder such amounts as the Company or the Trustee is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by the Company or the Trustee, such withheld amounts shall be treated for all purposes as having been paid to the holder in respect of which such deduction and withholding was made by the Company or the Trustee.
     Neither the Company nor its board of directors has made or will make any recommendation as to whether or not Holders should elect to have their Notes purchased in accordance herewith. Holders must make their own decision whether or not to deliver a Fundamental Change Purchase Notice and require the Company to repurchase any or all of their Notes, after taking into account their own personal circumstances and preferences. The Company recommends that Holders discuss this Fundamental Change Company Notice and the Offer to Repurchase with their personal financial, tax and legal advisors.
     The CUSIP Numbers listed above are for information purposes only. Neither the Company nor the Trustee shall be responsible for the selection and use of these CUSIP Numbers, nor is any representation made to their correctness on the Notes or as indicated in this notice.

SPSS INC.

EXHIBIT A
FUNDAMENTAL CHANGE REPURCHASE NOTICE
To: SPSS Inc.
     The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from SPSS Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to purchase the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Note and the Indenture referred to in the Note at the Fundamental Change Purchase Price to the registered Holder hereof.

Date:

Signature(s)

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty

Principal amount to be purchased (in an integral multiple of $1,000, if less than all):

NOTICE: The signature to the foregoing Notice must correspond to the Name as written upon the face of this Security in every particular, without any alteration or change whatsoever.